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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 11, 2002 relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of California Daily Tax Free Income Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, NY
September 24, 2002